As filed with the Securities and Exchange Commission on February 13, 2025

Registration No. 333-282558

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

AMENDMENT NO. 5
TO

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________

RAFAEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

__________________________

Delaware	6719	82-2296593
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

520 Broad Street
Newark, New Jersey 07102
Telephone: (212) 658-1450

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________

William Conkling
Chief Executive Officer
520 Broad Street
Newark, New Jersey 07102
Telephone: (212) 658-1450
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________

With copies to:

Dov T. Schwell, Esq. Schwell Wimpfheimer & Associates LLP 37 W. 39th Street, Suite 505 New York, NY 10018 Telephone: (646) 328-0795	Alison Newman, Esq. Sarah Hewitt, Esq. Fox Rothschild LLP 101 Park Avenue, 17th Floor New York, New York 10178 Telephone: (212) 878-7997	N. Scott Fine Joshua M. Fine Cyclo Therapeutics, Inc. 6714 NW 16th Street, Suite B Gainesville, FL 32653 Telephone: (386) 418-8060

__________________________

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger and transactions described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 5 (this “Amendment”) to the Registration Statement on Form S-4 of Rafael Holdings, Inc. (File No. 333-282558) (the “Registration Statement”) is being filed as an exhibit-only filing to file the opinion of Schwell Wimpfheimer & Associates LLP and consent for Schwell, Wimpfheimer & Associates (included in its opinion in Exhibit 5.1), filed herewith as Exhibit 5.1 and the consents of Cohn Reznick LLP filed herewith as Exhibits 23.2 and 23.3 (the “Amendment”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature pages to the Registration Statement, the opinion filed herewith as Exhibit 5.1 and the consents filed herewith as Exhibits 23.2 and 23.3. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

EXHIBIT INDEX

Exhibit No.	Description
2.1†**

Agreement and Plan of Merger, dated as of August 21, 2024, by and among Rafael, Cyclo, First Merger Sub and Second Merger Sub (attached as Annex A-1 to the joint proxy statement/prospectus, which is part of this registration statement and incorporated herein by reference)(1)

2.2**

Amendment to Agreement and Plan of Merger, dated as of December 18, 2024, by and among Rafael, Cyclo, First Merger Sub and Second Merger Sub (attached as Annex A-2 to the joint proxy statement/prospectus, which is part of this registration statement and incorporated herein by reference).

2.3**

Amendment No. 2 to Agreement and Plan of Merger, dated as of February 4, 2025, by and among Rafael, Cyclo, First Merger Sub and Second Merger Sub (attached as Annex A-3 to the joint proxy statement/prospectus, which is part of this registration statement and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of Rafael Holdings, Inc.(2)
3.2	Third Amended and Restated By-Laws of Rafael Holdings, Inc.(3)
5.1*	Opinion of Schwell Wimpfheimer & Associates LLP
10.1+	2021 Equity Incentive Plan, as amended and restated(4)
10.2	Form of Lock-Up Agreement (attached as Annex B to the joint proxy statement/prospectus, which is part of this registration statement and incorporated herein by reference)(5)
10.3	Form of Support Agreement (attached as Annex C to the joint proxy statement/prospectus, which is part of this registration statement and incorporated herein by reference)(6)
10.4	Form of Voting Agreement (attached as Annex D to the joint proxy statement/prospectus, which is part of this registration statement and incorporated herein by reference)(7)
10.5**	Form of Rafael Public Warrant Agreement
10.6+**	Amended and Restated Executive Employment Agreement between Cyclo Therapeutics Inc. and N. Scott Fine, dated January 30, 2025.
10.7+**	Amended and Restated Executive Employment Agreement between Cyclo Therapeutics Inc. and Joshua Fine, dated January 30, 2025.
10.8+**	Amended and Restated Executive Employment Agreement between Cyclo Therapeutics Inc. and Michael Lisjak, dated January 30, 2025.
21.1	Subsidiaries of the Registrant(8)
23.1*	Consent for Schwell, Wimpfheimer & Associates (included in its opinion in Exhibit 5.1)
23.2*	Consent of CohnReznick LLP as to Rafael Holdings, Inc.
23.3*	Consent of CohnReznick LLP as to Cornerstone Pharmaceuticals, Inc.
23.4**	Consent of WithumSmith+Brown, PC as to Cyclo Therapeutics, Inc.
24.1**	Power of Attorney (included on signature page of this registration statement filed with the SEC on October 9, 2024).
99.1**	Opinion of Cassel Salpeter & Co LLC (attached as Annex E to the joint proxy statement/prospectus)
99.2**	Form of Proxy Card of Rafael Holdings, Inc.
99.3**	Form of Proxy Card of Cyclo Therapeutics, Inc.
99.4**	Letter of Transmittal
99.5**	Financial Statements of Cornerstone Pharmaceuticals, Inc. (formerly Rafael Pharmaceuticals Inc.) as of and for the six months ended January 31, 2024 and 2023.
99.6**	Consent of Cassel Salpeter & Co LLC
107**	Filing Fee Table

____________

*        Filed herewith.

†        The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

**      Previously filed.

+        Management contract or compensatory plan or arrangement.

(1)      Incorporated by reference to Exhibit 2.1 to Form 8-K, filed August 22, 2024.

(2)      Incorporated by reference to Exhibit 3.1 to Form 10-12G/A, filed March 26, 2018.

(3)      Incorporated by reference to Exhibit 3.1 to Form 8-K, filed June 14, 2022.

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(4)      Incorporated by reference to Exhibit A to Rafael’s Definitive Proxy Statement, filed November 28, 2022.

(5)      Incorporated by reference to Exhibit 10.1 to Form 8-K, filed August 22, 2024.

(6)      Incorporated by reference to Exhibit 10.3 to Form 8-K, filed August 22, 2024.

(7)      Incorporated by reference to Exhibit 10.2 to Form 8-K, filed August 22, 2024.

(8)      Incorporated by reference to Exhibit 21.01 to Form 10-K, filed October 30, 2023.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 5 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on February 13, 2025.

RAFAEL HOLDINGS, INC.
By:	/s/ William Conkling
Name:	William Conkling
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Titles	Date
/s/ William Conkling	President and Chief Executive Officer	February 13, 2025
William Conkling	(Principal Executive Officer)
/s/ David Polinsky	Chief Financial Officer	February 13, 2025
David Polinsky	(Principal Financial Officer and Principal Accounting Officer)
*	Director, Chairman of the Board and	February 13, 2025
Howard S. Jonas	Executive Chairman
*	Director	February 13, 2025
Susan Bernstein
*	Director	February 13, 2025
Stephen Greenberg
*	Director	February 13, 2025
Dr. Mark Stein
*	Director	February 13, 2025
Dr. Michael J. Weiss
* By:	/s/ William Conkling
William Conkling, Attorney-in-fact

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